ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              PHON-NET CORPORATION
                              --------------------


         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of PHON-NET CORPORATION, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida ("Corporation"), bearing document number P97000004369, does hereby certify:

         That pursuant to written consent of the majority of the Shareholders and all of the Directors of said Corporation on June 2, 1999, the Shareholders and Directors approved the amendment to the Corporation's Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of the Corporation shall be "PHON-NET.COM, INC."

         The foregoing amendment was adopted, pursuant to the Florida Business Corporation Act, by all of the Directors and a majority of the Shareholders of the Common Stock of the Corporation, which shares consenting and voted represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote, pursuant to written consent dated June 2, 1999. Therefore, the number of votes cast by the

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Shareholders of the Corporation for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of June 2, 1999.

                                              PHON-NET CORPORATION


                                              By: /s/ Brian Collins
                                                 ----------------------------
                                                  Brian Collins, President


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